Exhibit 2.1




                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF AUGUST 22, 1999


                                      AMONG


                                  PSINET INC.,


                               PSINET SHELF I INC.


                                       AND


                       TRANSACTION NETWORK SERVICES, INC.



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                          AGREEMENT AND PLAN OF MERGER
         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 22, 1999, by and among PSINET INC. ("Parent"), a New York corporation, PSINET SHELF I INC. ("Merger Subsidiary"), a Delaware corporation and a wholly-owned subsidiary of Parent, and TRANSACTION NETWORK SERVICES, INC. (the "Company"), a Delaware corporation.

         WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved the merger of the Company with and into the Merger Subsidiary (the "Merger"), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:
                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Subsidiary and the separate existence of the Company shall thereupon cease, and the Merger Subsidiary shall continue as the surviving corporation in the Merger (the "Surviving Corporation") under the laws of the State of Delaware under the name "Transaction Network Services, Inc." as a wholly-owned subsidiary of Parent. Throughout this Agreement, the term "Merger Subsidiary" shall refer to the Merger Subsidiary prior to the Merger and the term "Surviving Corporation" shall refer to the Merger Subsidiary in its status as the surviving corporation in the Merger.

         Section 1.2 Closing. The closing of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver in writing of the conditions set forth in Article VIII (the "Closing Date"). The Closing shall be held at the offices of Nixon Peabody LLP, One Thomas Circle, Washington, D.C., unless another date, time or place is agreed to in writing by the parties hereto.

          Section 1.3 Effective Time of the Merger. The Merger shall become effective upon the filing of a certificate of merger ("Certificate of Merger") pursuant to and in compliance with this Agreement and Section 251 of the General Corporation Law of the State of Delaware (the "Delaware Law") with the Secretary of State of the State of Delaware. When used in this Agreement, the term "Effective Time" shall mean the time at which the Certificate of Merger has been filed and become effective in accordance with Delaware Law.

         Section 1.4 Effect of the Merger. The Merger shall, from and after the Effective Time, have all the effects provided by Delaware Law. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company to be vested in the Surviving Corporation, by reason of, or

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                                      -2-

as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Company agrees that the Surviving Corporation and its proper officers and directors shall execute and deliver all such deeds, conveyances, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of each of the Company and the Merger Subsidiary or otherwise to take any and all such actions.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         Section 2.1 Certificate of Incorporation. The certificate of incorporation of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter duly amended, except that the name of the Surviving Corporation shall be "Transaction Network Services, Inc."

         Section 2.2 By-laws. The By-laws of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter duly amended.

         Section 2.3 Board of Directors; Officers. The directors of the Merger Subsidiary in office immediately prior to the Effective Date shall be the directors of the Surviving Corporation immediately after the Effective Time and the officers of the Merger Subsidiary in office immediately prior to the Effective Date shall be the officers of the Surviving Corporation immediately after the Effective Time in each case, until the earlier of their respective deaths, resignations, or removals, and the time that their respective successors have been duly elected or appointed and shall have qualified.

                                   ARTICLE III

                              CONVERSION OF SHARES

         Section 3.1 Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the Company or Merger Subsidiary:

         (a) Shares Of Merger Subsidiary Stock. Each share of common stock, par value $.01 per share, of Merger Subsidiary (the "Merger Subsidiary Common Stock") that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding unchanged by reason of the Merger as one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         (b) Cancellation Of Certain Company Common Stock.
Each share of the Company's common stock, par value $.01 per share ("Company Common Stock") that is owned by the Company as treasury stock and any shares of Company Common Stock that are owned by Parent shall be canceled and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

         (c) Conversion Of Company Common Stock. Subject to the provisions of this Section 3.1, each share of Company Common Stock, other than Dissenting Shares (as defined in Section


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                                      -3-

3.1(n)) and shares canceled pursuant to Section 3.1(b), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the merger consideration as follows (the "Merger Consideration") (i) $45.00 in cash (the "Cash Consideration"), or (ii) a number of validly issued, fully paid and nonassessable (subject to Section 630 of the New York Business Corporation Law ("NYBCL") shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (as defined below) (the "Stock Consideration"), or (iii) the right to receive a combination of cash and shares of Parent Common Stock determined in accordance with this Section 3.1 (the "Mixed Consideration"). Notwithstanding any provision of this Agreement to the contrary (other than Section 3.1(l)) and assuming all outstanding Company Stock Options, ESPP Options and any options issued pursuant to Section 6.1(a)(ii) are exercised prior to the Effective Time, no more than 7,796,223 shares of Parent Common Stock shall be issued as Stock Consideration and a maximum aggregate of $350,830,015 shall be issued as Cash Consideration in the Merger. The "Exchange Ratio" shall be equal to 1:1. No fractional shares of Parent Common Stock shall be issued in connection with the Merger and in lieu thereof the holder of shares of Company Common Stock shall have the right to receive cash in an amount equal to the closing price of the Parent Common Stock on the third trading day prior to the Effective Time multiplied by the fractional share amount.

         (d) Cash Election. Subject to the limitations of the Cash Election Number (defined below), each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such holder's shares of Company Common Stock (a "Cash Election"). Notwithstanding the foregoing, the maximum aggregate number of shares of Company Common Stock that may be converted into the right to receive cash in the Merger plus any Dissenting Shares shall be 50% of the total number of shares of Company Common Stock issued and outstanding as of the Effective Time (the "Cash Election Number"). Cash Elections shall be made on a form designed for that purpose (a "Form of Election"). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

          (e) Cash Election Shares. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of
(A) the Cash Consideration and (B) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Parent Common Stock equal to the product of (A) the Exchange Ratio and
(B) a fraction equal to one minus the Cash Fraction. The adjustments provided in this Section 3.1(e), if applicable, will result in each holder of Company Common Stock making a Cash Election receiving Cash Consideration for such holder's Cash Election Shares on a pro rata basis with all other holders of Cash Election Shares and Stock Consideration for the balance of such

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                                      -4-

holder's shares of Company Common Stock so that the maximum aggregate Cash Election Number is not exceeded.

         (f) Stock Election. Subject to the limitations of the Stock Election Number (as defined below), each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for all or any part of such holder's shares of Company Common Stock (a "Stock Election"). Notwithstanding the foregoing, the maximum aggregate number of shares of Company Common Stock that may be converted into the right to receive shares of Parent Common Stock in the Merger shall be 50% of the total number of shares of Company Common Stock issued and outstanding as of the Effective Time (the "Stock Election Number"). Stock Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

         (g) Stock Election Shares. If the aggregate number of shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") exceeds the Stock Election Number, each Stock Election Share shall be converted into (i) the right to receive a number of shares of Parent Common Stock, equal to the product of (A) the Exchange Ratio and (B) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (A) the Cash Consideration and
(B) a fraction equal to one minus the Stock Fraction. The adjustments provided in this Section 3.1(g), if applicable, will result in each holder of Company Common Stock making a Stock Election receiving Stock Consideration for such holder's Stock Election Shares on a pro rata basis with all other holders of Stock Election Shares and Cash Consideration for the balance of such holder's shares of Company Common Stock so that the maximum aggregate Stock Election Number is not exceeded.

         (h) Mixed Election. Subject to the limitations of the Cash Election Number and the Stock Election Number, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for part of such holder's shares of Company Common Stock and cash for the remaining part of such holder's shares of Company Common Stock (the "Mixed Election" and, collectively with Stock Election and Cash Election, the "Election"). Mixed Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner. With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 3.1(d) and
(e), and the shares such holder elects to be converted into the right to receive shares of Parent Common Stock shall be treated as Stock Election Shares for purposes of the provisions contained in Sections 3.1(f) and (g).

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                                      -5-

         (i) Form Of Election. To be effective, a Form of Election must be properly completed, signed and submitted to Parent's transfer agent and registrar, as paying agent or such other entity as may be designated by Parent (the "Paying Agent"). Parent shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Paying Agent) in such matters shall be conclusive and binding. Neither Parent nor the Paying Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Paying Agent. The Paying Agent shall also make all computations contemplated by this Section 3.1, and all such computations shall be conclusive and binding on the holders of shares of Company Common Stock.

         (j) Failure to Make an Election. For the purposes hereof, a holder of shares of Company Common Stock who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline (as defined in Section 3.1(k)) (the "No Election Shares") shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Parent or the Paying Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares. No Election Shares shall be treated by the Parent as a Mixed Election designating one-half as Cash Election Shares and one-half as Stock Election Shares.

         (k) Election Deadline. Parent and the Company shall each use its reasonable commercial efforts to cause copies of the Form of Election to be mailed to the record holders of the Company Shares not fewer than thirty days prior to the Effective Time and to make the Form of Election available to all persons who become record holders of Company Shares subsequent to the date of such mailing and no later than the close of business on the seventh business day prior to the Effective Time. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on third Business Day following the Effective Date (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

         (l) Anti-Dilution Provisions. In the event Parent (i) changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Stock (other than a distribution referred to in clause
(i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Merger Consideration shall be proportionately adjusted. If, between the date hereof and the Effective Time, Parent shall merge or consolidate with or into any other corporation (a "Business Combination") and the terms thereof shall provide that Parent Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of the Company who would be entitled to receive shares of Parent Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Parent Common Stock issuable to such shareholders as

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                                      -6-

provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Parent Common Stock and the parties hereto shall agree on an appropriate restructuring of the transactions contemplated herein.

         (m) Company Stock Options. Pursuant to the terms of the plans pursuant to which the Company Stock Options (as defined in Section 4.2(a)) were issued and this Agreement, which are expressly assumed by the Parent as of the Effective Time, the outstanding and unexercised Company Stock Options shall, at the Effective Time, become exercisable for shares of Parent Common Stock in accordance with their terms except that the number of shares of Parent Common Stock subject to such Options shall be equal to the product of the (i) number of shares of Company Common Stock subject to the original Option, and (ii) the Exchange Ratio, and the exercise price per share of Parent Common Stock under such Option shall be equal to (iii) the exercise price under the Option as written divided by (iv) the Exchange Ratio. The adjustments provided herein with respect to any Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

         (n) Dissenting Shares. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable law; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to the Delaware Law, shall be deemed to be converted into, as of the Effective Time, into the right to receive Stock Consideration, any cash in lieu of fractional shares, and/or Cash Consideration pursuant to Section 3.1(c) in the same manner as if such shares were No Election Shares. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law. Any payments of Cash Consideration made in respect of Dissenting Shares shall be made by the Surviving Corporation.

         Section 3.2 Stockholders' Rights at the Effective Time. On and after the Effective Time, the certificates that immediately prior to the Effective Time represented shares of the Company Common Stock (the "Certificates") shall cease to represent any rights with respect to the Company and shall only represent the right to receive the Cash Consideration and/or the Stock Consideration, together with the amount of cash, if any, payable in lieu of fractional shares of Parent Common Stock into which any shares of Company Common Stock have been converted, provided, however, that no dividends or other distributions, if any, in respect of the shares of Parent Common Stock, declared after the Effective Time and payable to holders of record after the Effective Time, and no interest with respect to any Cash Consideration, shall be paid to the holders of any unsurrendered Certificates until such Certificates and transmittal letters are surrendered and delivered as provided in Section 3.3 of this Agreement. Subject to applicable Delaware Law, after the surrender and exchange of Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions declared after the

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                                      -7-

Effective Time without interest thereon, which theretofore have become payable with respect to the number of shares of Parent Common Stock for which such Certificates were exchangeable. Notwithstanding anything herein to the contrary, holders of any unsurrendered Certificates shall not be entitled to exercise any rights as a holder of Parent Common Stock, including, without limitation, the right to vote the Parent Common Stock, until such Certificates are surrendered and exchanged pursuant to this Agreement.



         Section 3.3 Surrender and Exchange of Share Certificates.

         (a) Promptly after the Effective Time, the Parent shall make available to the Paying Agent such certificates evidencing such number of shares of Parent Common Stock and such amount of cash in order to enable the Paying Agent to effect the conversion of Company Common Stock into Stock Consideration, any cash in lieu of fractional shares, and/or Cash Consideration.

         (b) On the Closing Date, Parent shall instruct the Paying Agent to mail to each person who was a holder of record of shares of the Company Common Stock immediately prior to the Effective Time: (i) a letter of transmittal; and (ii) instructions for use in effecting the surrender of the Certificates nominally representing the Company Common Stock in exchange for Stock Consideration, and any cash payable in lieu of fractional shares, and/or Cash Consideration based upon such holder's Election, as adjusted, or otherwise as provided in Section 3.1.

         (c) After the Effective Time, each holder of a Certificate shall surrender and deliver such Certificate to the Paying Agent together with a duly completed and executed transmittal letter. and accompanied by the Certificate (or by an appropriate guarantee of delivery of such Certificate signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of an acceptable signature guarantee program of transfer agents or securities exchanges)Promptly after such surrender and delivery, the holder shall receive a certificate representing the number of whole shares of Parent Common Stock for which such holder's shares of the Company Common Stock have been converted for Stock Elections, together with a check for any cash in lieu of any fractional share of Parent Common Stock, or a check for the cash payable in respect of such shares for Cash Elections or both. Until so surrendered and exchanged, each Certificate formerly representing an outstanding share of Company Common Stock shall after the Effective Time be deemed for all purposes to evidence only the right to receive Stock Consideration, and any cash payable in lieu of fractional shares, and/or Cash Consideration elected based upon such holder's Election, as adjusted, or otherwise, as provided in Section 3.1.

         (d) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter, other than transfers of shares of Company Common Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, certificates are presented for transfer to the

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                                      -8-

transfer agent for the Company, the Merger Subsidiary or Parent, they shall be delivered to the Paying Agent and exchanged for Stock Consideration, and any cash payable in lieu of fractional shares, and/or Cash Consideration, all as provided for in this Section 3.3.

         (e) Any shares of Parent Common Stock or cash that remains undistributed to the stockholders of the Company as of the Effective Time for one year after the Effective Time shall be delivered to the Company by the Paying Agent, upon demand, and any former stockholders of the Company who have not previously complied with this Section 3.3 shall thereafter look only to Parent for payment of their claim for Stock Consideration, any cash payable in lieu of fractional shares, and/or Cash Consideration.

         (f) Neither the Paying Agent, nor any of the Company, Merger Subsidiary or Parent shall be liable to any holder of shares of Company Common Stock with respect to any shares of Parent Common Stock (or dividends or distributions with respect to Parent Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

         (g) In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue such Stock Consideration, and any cash payable in lieu of fractional shares, and/or Cash Consideration and any dividends or other distributions with respect to Parent Common Stock to which such holder is entitled in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and the delivery of such bond as the Paying Agent may reasonably require.

         (h) No transfer taxes shall be payable by any stockholder of the Company in respect of the issuance of the Parent Common Stock under this Section 3.3, except that if any Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered has been registered, it shall be a condition of such issuance that the person requesting such issuance shall pay to Parent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of Parent that such taxes have been paid or are not payable.

         Section 3.4 No Further Rights. From and after the Effective Time, holders of certificates theretofore evidencing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided herein or by law.

         Section 3.5 Registration Statement; Prospectus/Proxy Statement.

         (a) For the purposes of (i) registering the issuance of Parent Common Stock to holders of the shares of Company Common Stock in connection with the Merger with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and complying with applicable state securities laws and
(ii) holding the meeting of the Company stockholders ("Company Special Meeting") to approve the Merger (the "Company Proposal"), Parent and the Company will cooperate in the preparation of a registration statement on Form S-4 (such registration statement, together with any and all amendments and supplements thereto, being herein referred to as the "Registration Statement"), including a prospectus/proxy statement

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                                      -9-

satisfying all requirements of applicable state securities laws, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). Such prospectus/proxy statement in the form mailed by the Company and, if required, Parent to their respective stockholders, together with any and all amendments or supplements thereto, is herein referred to as the "Prospectus/Proxy Statement."

         (b) The Company will furnish Parent with such information concerning the Company and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable law. None of the information relating to the Company and its subsidiaries supplied by the Company for inclusion in, or incorporated by reference in, the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees promptly to advise Parent if, at any time prior to the Company Special Meeting, any information provided by it for inclusion in, or incorporated by reference in, the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

         (c) Parent will include in the Prospectus/Proxy Statement such information concerning Parent and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable law. None of the information relating to Parent and its subsidiaries included in, or incorporated by reference in, the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Company Special Meeting, any information included in or incorporated by reference by Parent in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect, Parent shall correct such inaccuracy or omission. Parent will furnish such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

         (d) The Company and Parent agree to cooperate in making any preliminary filings of the Prospectus/Proxy Statement with the SEC, as promptly as practicable, pursuant to Rule 14a-6 under the Securities Exchange Act, and shall cooperate in responding to any comments with respect thereto received from the SEC.

         (e) Parent will file the Registration Statement with the SEC and appropriate materials with applicable state securities agencies as promptly as practicable and will use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and all such state filed materials to comply with applicable state securities laws. The Company authorizes Parent to utilize in the Registration Statement and in all such state filed materials, the information concerning the Company and its subsidiaries provided to Parent for inclusion in, or incorporated by reference in, the Prospectus/Proxy Statement. Parent promptly will advise the Company when the Registration Statement has become effective and of any supplements or amendments thereto, and Parent will furnish the Company with copies of all such documents. Except for the Prospectus/ Proxy Statement or the preliminary prospectus/proxy statement, neither Parent nor the Company shall distribute any written material that might constitute a "prospectus" relating to the Merger or the Company Proposal within the meaning of the Securities Act or any applicable state securities law without the prior written consent of the other party.

         (f) The Company shall mail the Prospectus/Proxy Statement to its stockholders as promptly as practicable after the date the Registration Statement is declared effective under the Securities Act.

         Section 3.6 Tax-Free Reorganization. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or applicable SEC rules. Each of the parties shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368(a)(2)(D) of the Code (and any comparable state or local tax statute), subject to the receipt of the opinions described in Sections 8.2(c) and 8.3(c).


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Subsidiary that, except as disclosed in the Company Disclosure Schedule which has been delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"):

         Section 4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and its Significant Subsidiaries (as defined in Section 10.8(a)) has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect (as defined in Section 10.8(a)). The Company has heretofore made available to Parent and Merger Subsidiary a complete and correct copy of the Certificate of Incorporation and By-laws or comparable organizational documents, each as amended to the date hereof, of the Company and each of its Significant Subsidiaries.

         Section 4.2 Capitalization.

         (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 38,681 shares of Company preferred stock. As of the date of this Agreement, 13,172,942 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable and no shares of Company preferred stock were outstanding. There are no bonds, debentures, notes or other indebtedness or other securities issued or outstanding having general voting rights with respect to the Company or directly or indirectly convertible in to securities having general voting rights. The Company holds no shares of capital stock as treasury shares. As of the date hereof, except for stock options to acquire an aggregate of 2,400,886 shares of Company Common Stock (the "Company Stock Options"), options to acquire approximately 6,617 shares of the Company Common Stock issued pursuant to the Company's employee stock purchase plan ("ESPP Options"), there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

         (b) All the outstanding shares of capital stock of each Significant Subsidiary of the Company are validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Reports (as defined in Section 4.5(a)), are owned by the Company or by a wholly-owned subsidiary of the Company, free and clear of any Liens. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the sale, issuance or voting of any shares of the issued or unissued capital stock of any of the Significant Subsidiaries of the Company which have been issued, granted or entered into by the Company or any of its Significant Subsidiaries. The Significant Subsidiaries of the Company are listed in Section 4.2(b) of the Company Disclosure Schedule.

         (c) The Company SEC Reports set forth all entities in which the Company or any subsidiary holds less than all of the outstanding equity interests (the "Ventures") and each entity in which the Company or any subsidiary holds the right or obligation to acquire any equity interests ("Other Investments"). Except as set forth in the Company SEC Reports, the Company has not exercised any call with respect to any interest in the Ventures nor has the holder of any interest in the Ventures exercised any put with respect to any such interest to the Company. The Company has no obligation to acquire any additional interests in the Other Investments and neither the Company nor any other Person has taken any action to acquire additional interests in, or to dispose of any equity in, such Other Investments.

         Section 4.3 Authority Relative to this Agreement. The Company has the necessary corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement and the transactions contemplated hereby by the holders of the Company Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly and validly authorized and approved by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the necessary vote of the stockholders of the Company). This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Parent and Merger Subsidiary, and subject to the stockholder approval referred to in the preceding sentence, constitutes the valid and binding obligation of the Company enforceable against the

Company in accordance with its terms.

         Section 4.4 No Conflicts, Required Filings and Consents.

         (a) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) subject to approval by the Company's stockholders referred to in Section 4.3, conflict with or violate the Certificate of Incorporation or By-laws of the Company or the comparable organizational documents of any of the Company's Significant Subsidiaries or Ventures, (ii) subject to receipt or filing of the required Consents (as defined in Section 4.4(b)), conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of its Significant Subsidiaries or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, charge, security interest, pledge, or encumbrance of any kind or nature (any of the foregoing being a "Lien") on any of the property or assets of the Company or any of the Company's Significant Subsidiaries (any of the foregoing referred to in clause (ii) or this clause (iii) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Company's Significant Subsidiaries is a party or by which the Company or any of the Company's Significant Subsidiaries or any of their respective properties may be bound or affected except in the case of the foregoing clause (ii) or (iii) for any such Violations which would not have a Company Material Adverse Effect.

         (b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, license, approval, authorization, order or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, domestic, foreign, multinational or supranational or any administrative, governmental or regulatory authority, agency, commission, court, tribunal or body, domestic, foreign, multinational or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to Delaware Law, (iii) certain state takeover, securities, "blue sky" and environmental statutes, (iv) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) such filings as may be required in connection with the taxes described in Section 7.8, and (vi) Consents the failure of which to obtain or make would not have a Company Material Adverse Effect.

         Section 4.5 Reports and Financial Statements.

         (a) The Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "Company SEC Reports") required to be filed by it with the SEC since January 1, 1996. As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. As of their respective dates and as of the date any information from such Company SEC Reports has been incorporated by reference, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed all material contracts and agreements and other documents or instruments required to be filed as exhibits to the Company SEC Reports.

         (b) The consolidated balance sheets of the Company as of December 31, 1998 and 1997 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998 (including the related notes and schedules thereto) contained in the Company's Form 10-K for the year ended December 31, 1998 (the "Company Financial Statements") present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes.

         (c) The consolidated balance sheets and the related statements of earnings and cash flows (including, in each case, the related notes thereto) of the Company contained in the Form 10-Q for the quarterly period ended June 30, 1999 (the "Company Quarterly Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with GAAP. The Company Quarterly Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the consolidated financial position, results of operations and cash flows of the Company for all periods presented therein.

         Section 4.6 Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the definitive Prospectus/Proxy Statement will, at the time of filing with the SEC, at the time of the mailing of the Prospectus/Proxy Statement or any amendments or supplements thereto to the Company's stockholders or at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portion of the Prospectus/Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         Section 4.7 Litigation. Except as disclosed in the Company SEC Reports, as of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that is reasonably expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports or as contemplated by this Agreement, since June 30, 1999, the Company has conducted its business only in the ordinary course, and there has not been (i) any change that would have a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, or any redemption, purchase or other acquisition of any of its capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or, except with respect to the Company Stock Options and ESPP Options described in Section 4.2 or after the date hereof, as expressly permitted by Section 6.1(a)(ii) hereof, any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (iv) any granting by the Company or any of its subsidiaries to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as required under employment agreements in effect as of December 31, 1998, (v) any granting by the Company or any of its subsidiaries to any officer of the Company of any increase in severance or termination pay, except as required under employment, severance or termination agreements or plans in effect as of December 31, 1998, (vi) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any officer of the Company, or any increase in benefits available under or establishment of any Company Benefit Plan (as defined in Section 4.9(a) below) except in the ordinary course of business consistent with past practice, or
(vii) any material change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP.

         Section 4.9 Employee Benefit Plans. (a) Schedule 4.9 of the Company Disclosure Schedule sets forth a complete and correct list of all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, stock option or stock purchase arrangements or policies) maintained, or contributed to, by the Company, its subsidiaries or any trade or business (whether or not incorporated) which is treated with the Company or its subsidiaries as a single employer under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") with respect to employees of the Company, its subsidiaries or their ERISA Affiliates ("Company Benefit Plans"). Each Plan is in writing and the Company has previously furnished Parent with a true and complete copy of each Plan document, including all amendments thereto, and a true and complete copy of each material document prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three most recently filed Form 5500's, including all attachments thereto, (iv) the most recently received Internal Revenue Service ("IRS") determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor its subsidiaries have any express or implied commitment
(x) to create or incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (y) to enter into any contract or agreement to provide compensation or benefits to any individual, or (z) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) The Company, its subsidiaries and their ERISA Affiliates have never sponsored, contributed to, or incurred any liability with respect to an employee benefit plan that is subject to Title IV of ERISA or Section 412 of the Code and no fact or event exists which could give rise to any liability under Title IV of ERISA or Section 412 of the Code.

         (c) Each of the Company Benefit Plans intended to qualify under Section 401(a) of the Code ("Qualified Plans") has received a favorable determination letter from the Internal Revenue Service that such Plan is so qualified, and, except as disclosed on Schedule 4.9(c), nothing has occurred with respect to the operation of any such Plan which, either individually or in the aggregate, would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

         (d) There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan. Neither the Company nor any Subsidiary is currently liable or has previously incurred any liability for any tax or penalty arising under Section 4971, 4972, 4975, 4979, 4980 or 4980B of the Code or Section 502 of ERISA, and
no fact or event exists which could give rise to any such liability.

         (e) All contributions and premiums required by law or by the terms of any Company Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) in all material respects.

         (f) The liabilities of each Company Benefit Plan that has been terminated or otherwise wound up, have been fully discharged in material compliance with applicable law.

         (g) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Company Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Company Benefit Plans which, either individually or in the aggregate, could result in a material liability to the Company.

         (h) There are no pending legal proceedings which have been asserted or instituted against any of the Company Benefit Plans, the assets of any such Plans or the Company or any ERISA Affiliate or the plan administrator or any fiduciary of the Company Benefit Plans with respect to the operation of such plans (other than routine, uncontested benefits claims).

         (i) Each of the Company Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable laws and regulations. All amendments and actions required to bring each of the Company Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws and regulations have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

         (j) The Company and its subsidiaries have never maintained a welfare benefit plan providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense), and the Company, its subsidiaries and each of their ERISA Affiliates have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

         (k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or employee of the Company or it subsidiaries, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent other than vesting of the Company Stock Options in accordance with their terms.

         (l) The Company and its subsidiaries are in compliance in all material respects with applicable laws and collective bargaining agreements with respect to all benefit plans, contracts and arrangements covering non-U.S. Business Employees ("Non-U.S. Benefit Plans"). The Company and its subsidiaries have no unfunded liabilities in violation of local law or that would, if the plan were covered by ERISA, violate the funding obligations prescribed by ERISA, which, either individually or in the aggregate, in any material respect. All benefits payable under each of the Non-U.S. Benefit Plans are provided in accordance with the terms of the governing provisions of the relevant Non-U.S. Benefit Plan. The Company and the Subsidiaries are not aware of any failure to comply with any applicable law which would or might result in the loss of tax approval or qualification of any Non-U.S. Benefit Plans.

         Section 4.10 Labor Relations. There are no labor controversies pending or threatened with respect to the Company and neither the Company nor any U.S. subsidiary is a party to any collective bargaining agreements with any labor union or other representative of employees. No non-U.S. subsidiary is a party to any collective bargaining agreement with any labor union or other representative of employees or any works' council or similar entity under applicable laws. To the knowledge of the Company, there no any pending or threatened union organization activity by or among any of its or its subsidiaries' employees.

         Section 4.11 Taxes. The Company and its subsidiaries have duly filed all material foreign, federal, state and local income, franchise, excise, real and personal property and other Tax (as defined in Section 10.8(a)) returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company and its subsidiaries prior to the date hereof. All of the foregoing returns and reports are true and correct in all material respects, and the Company and its subsidiaries have paid or, prior to the Effective Time will pay, all Taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith) claimed to be due to any federal, state, local or other taxing authority. The Company has paid and will pay all installments of estimated taxes due on or before the Effective Time. The Company and its subsidiaries have paid or made adequate provision in accordance with GAAP in the financial statements of the Company for all Tax payable in respect of all periods ending on or prior to the date of this Agreement and will have made or provided for all taxes payable in respect of all periods entering in or prior to the Closing Date. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled. The Company and each subsidiary has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Tax required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith. There are no claims or assessments pending against the Company or any Significant Subsidiary for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any Significant Subsidiary. There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Parent, the Company, or any of the subsidiaries of the Company by reason of Section 280G of the Code.

         Section 4.12 Compliance with Applicable Laws. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses substantially as now conducted (the "Company Permits"), except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Company Material Adverse Effect. The Company and its subsidiaries are in material compliance with applicable laws and the terms of the Company Permits. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company has not received any notice that the business operations of the Company and its subsidiaries are being conducted in violation of any law, ordinance or regulation of any Governmental Entity.

         Section 4.13 Voting Requirements. The affirmative vote of the holders of a majority of the total number of votes entitled to be cast by the holders of the Company Common Stock outstanding as of the record date for the Company Special Meeting is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

         Section 4.14 Material Contracts. Neither the Company nor any subsidiary is a party or is subject to any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to any Company SEC Report ("Company Material Contract") that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be. The Company has made available to Parent true and accurate copies of the Company Material Contracts. All such Company Material Contracts are valid and binding and are in full force and effect and enforceable against the Company or its subsidiaries in accordance with their respective terms. Other than contracts included in the Company Material Contracts, none of the Company's contracts which are material individually or in the aggregate provide for consideration to be paid or received other than cash on the one hand and goods and services customarily provided by the Company or used by the Company in its business in the ordinary course on the other hand. No Consent of any person is needed in order that each such

Company Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not, in the aggregate, have a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries is in violation or breach of or default under any such Company Material Contract; nor to the Company's knowledge is any other party to any such Company Material Contract in violation or breach of or default under any such Company Material Contract.

         Section 4.15 Title to Property. The Company and each of its subsidiaries has good and defensible title to all of its material properties and assets, free and clear of all Liens, except Liens for taxes not yet due and payable and such Liens or other imperfections of title, that do not constitute a Company Material Adverse Effect, and all leases, easements, licenses, rights of way, and other rights pursuant to which the Company or any of its subsidiaries lease from others or otherwise have the right to use material real or personal property, individually or in the aggregate material to the business of Company (all of the foregoing, collectively, the "Company Real Property Rights"), are valid and effective in accordance with their respective terms, and there is not, under any of such leases, easements, licenses, and other rights, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default does not constitute a Company Material Adverse Effect. Neither the Company nor any subsidiary is a party or is subject to any Company Real Property Rights that is required to be described in or filed as an exhibit to any Company SEC Report that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be. The Company has made available to Parent true and accurate copies of the Company Real Property Rights. All such Company Real Property Rights are valid and binding and are in full force and effect and enforceable against the Company or its subsidiaries in accordance with their respective terms. No Consent of any person is needed in order that each such Company Real Property Rights shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not have a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries is in violation or breach of or default under any such Company Real Property Rights; nor to the Company's knowledge is any other party to any such Company Real Property Rights in violation or breach of or default under any such Company Real Property Rights.

         Section 4.16 Intellectual Property.

         (a) The Company and its subsidiaries, directly or indirectly, own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or materials that are material to the business of the Company and its subsidiaries (the "Company Intellectual Property Rights").

         (b) Either the Company or one of its subsidiaries is the sole and exclusive owner of, or the exclusive or non-exclusive licensee of, with all right, title and interest in and to (free and clear of any Liens), the Company Intellectual Property Rights, and, in the case of the Company Intellectual Property Rights owned by the Company or one of its subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. Except as described in the Company SEC Reports, no claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person that are reasonably likely to constitute a Company Material Adverse Effect: (i) to the effect that the manufacture, sale, licensing, or use of any of the services or products of the Company or any of its subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of its subsidiaries infringes on any copyright, patent, trade mark, service mark or trade secret of a third party; (ii) against the use by the Company or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the business of the Company and any of its subsidiaries as currently conducted or as proposed to be conducted; or (iii) challenging the ownership by the Company or any of its subsidiaries or the validity of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company and the Significant Subsidiaries are valid and subsisting, except to the extent any failure does not constitute a Company Material Adverse Effect. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries that would have a Company Material Adverse Effect. No Intellectual Property Right is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any subsidiary, except to the extent any such restriction does not constitute a Company Material Adverse Effect. Neither the Company nor any of the subsidiaries has entered into any agreement (other than exclusive distribution agreements) under which the Company or any of the subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market, except to the extent any such restriction does not constitute a Company Material Adverse Effect.

         (c) The Company and its subsidiaries have a compliance program in place to evaluate and address issues regarding whether their computer systems, software, hardware, firmware, middleware and other information technology (collectively, "Information Technology") are Year 2000 Ready (as defined below); the Company and its subsidiaries have taken, are taking, and will take all measures the Company reasonably believes are necessary to make their Information Technology, particularly the Information Technology upon which the Company or the subsidiaries will rely to provide services to customers, Year 2000 Ready, including remediation and the use of contingency plans, if necessary, should a year 2000 problem arise from any cause within the control of the Company or any of the subsidiaries that may affect those services; and the Company and the subsidiaries have requested or are in the process of requesting from those third-party vendors and suppliers of the Company or of the subsidiaries that directly support the services that the Company or any of the subsidiaries provides to customers reasonable assurances that their Information Technology are Year 2000 Ready, and that they are taking or have taken adequate measures to prevent problems caused by the year

2000 that may impact the services and products they provide to the Company or any of the subsidiaries. The Company and the subsidiaries have previously made available to Parent copies of all year 2000 warranties that the Company or any of the subsidiaries has provided, and currently provides, to customers. As used in this Agreement, "Year 2000 Ready" shall mean that Information Technology is designed to be used prior to, during and after the calendar year 2000 A.D. and such Information Technology will accurately receive, provide and process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries A.D., and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data (including, without limitation, to the extent that other Information Technology used in combination with such Information Technology properly exchanges date/time data with it).

         Section 4.17 Interested Party Transactions. Since December 31, 1998, or as described in the Company SEC Reports, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         Section 4.18 Undisclosed Liabilities. Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (or in any subsequently filed Company SEC Reports), as of the date hereof, neither the Company nor any of its subsidiaries has any liabilities or any obligations of any nature whether or not accrued, contingent or otherwise, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1998 or which individually or in the aggregate are not material in nature or amount. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened, nor has any such Governmental Entity indicated an intention to conduct any such investigation or review.

         Section 4.19 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) to the knowledge of the Company, no real property currently or formerly owned or operated by the Company or any current subsidiary is contaminated with any Hazardous Substances to an extent or in a manner or condition now requiring remediation under any Environmental Law; (ii) no judicial or administrative proceeding is pending or to the best knowledge of the Company threatened relating to liability for any off-site disposal or contamination; and (iii) the Company and its subsidiaries have not received any claims or notices alleging liability under any Environmental Law, and the Company has no knowledge of any circumstances that could result in such claims. "Environmental Law" means any applicable federal, state or local law, regulation, order, decree, or judicial opinion or other agency requirement having the force and effect of law and relating to noise, odor, Hazardous Substance or the protection of the environment. "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

         Section 4.20 Restrictions on Business Activities. There is no Material Agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company.

         Section 4.21 Certain Business Practices. Neither the Company nor any of its subsidiaries nor any director, officer, employee or agent of the Company or any of its subsidiaries has in any material respect (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

         Section 4.22 Brokers; Expenses. Except for Morgan Stanley & Co. Incorporated (the "Company's Financial Advisor") whose fees shall be paid by the Company, no agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has provided to Parent a good faith estimate and description of the expenses of the Company and its subsidiaries that the Company expects to incur or has incurred in connection with the transactions contemplated by the Agreement.

         Section 4.23 Board Approval. The Board of Directors of the Company by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of the Company adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's stockholders at the Company Special Meeting. The Company Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 203 of the Delaware Law. To the knowledge of the Company, except for Section 203 of the Delaware Law (which has been rendered inapplicable), no state takeover statute is applicable to the Merger or the other transactions contemplated hereby. The Company's Board of Directors or an appropriate committee thereof has determined (y) to accelerate the "Option Termination Date" of the offering under the Company's 1994 Employee Stock Purchase Plan so that all outstanding ESPP Options shall be exercisable as of August 23, 1999, and (z) to suspend any further offerings under such plan prior to the consummation of the Merger or termination of this Agreement in accordance with its terms.

         Section 4.24 Opinion of the Company's Financial Advisor. The Company has received the opinion of the Company's Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the Company's stockholders, a copy of which opinion has been made available to Parent.

                                    ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

         Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that, except as disclosed in the Parent Disclosure Schedule which has been delivered to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"):

         Section 5.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and each of its Significant Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Parent Material Adverse Effect.

         Section 5.2 Ownership of Merger Subsidiary. Merger Subsidiary is a direct wholly-owned subsidiary of Parent.

         Section 5.3 Authority Relative to Agreement. Each of Parent and Merger Subsidiary has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Subsidiary have been duly and validly authorized and approved by the respective Boards of Directors of Parent and Merger Subsidiary and by Parent as the sole stockholder of Merger Subsidiary and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize and approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary, and assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms.

         Section 5.4 No Conflicts; Required Filings and Consents.

         (a) None of the execution and delivery of this Agreement by Parent or Merger Subsidiary, the consummation by Parent or Merger Subsidiary of the transactions contemplated hereby or compliance by Parent or Merger Subsidiary with any of the provisions hereof will (i) conflict with or violate the charter or By-laws of Parent or Merger Subsidiary or the comparable organizational documents of any of Parent's Significant Subsidiaries, (ii) subject to receipt or filing of the required Consents, conflict with or Violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or Merger Subsidiary or any of Parent's Significant Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a Violation of, or result in the creation of any Lien on any of the property or assets of Parent or Merger Subsidiary or any of Parent's Significant Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Subsidiary or any of Parent's Significant Subsidiaries is a party or by which Parent or Merger Subsidiary or any of Parent's Significant Subsidiaries or any of their respective properties may be bound or affected except in the case of the foregoing clause (ii) or (iii) for any such Violations which would not have a Parent Material Adverse Effect.

         (b) None of the execution and delivery of this Agreement by Parent or Merger Subsidiary, the consummation by Parent or Merger Subsidiary of the transactions contemplated hereby or compliance by Parent or Merger Subsidiary with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger under Delaware Law, (iii) certain state takeover, securities, "blue sky" and environmental statutes, (iv) compliance with the HSR Act, (v) such filings as may be required in connection with the taxes described in Section 7.8, and
(vi) Consents the failure of which to obtain or make would not have a Parent Material Adverse Effect.

         Section 5.5 Information. None of the information supplied or to be supplied by Parent or Merger Subsidiary for inclusion in, or incorporation by reference in, the definitive Prospectus/Proxy Statement required to be mailed to the stockholders of the Company in connection with the Merger will, at the time of filing with the SEC, at the time of the mailing of the Prospectus/Proxy Statement' or any amendments or supplements thereto to the Company's stockholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portion of the Prospectus/Proxy Statement based on information supplied by Parent for inclusion or incorporation by reference therein will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         Section 5.6 Litigation. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Parent or Merger Subsidiary, threatened against or affecting Parent, Merger Subsidiary or any of Parent's Significant Subsidiaries that, individually or in the aggregate, is reasonably expected to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Parent, Merger Subsidiary or any of Parent's Significant Subsidiaries having, or which is reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect which has not been disclosed in Parent's SEC Reports.

         Section 5.7 Voting Requirements. No vote of the holders of any class or series of the capital stock of Parent is necessary to approve this Agreement or the transactions contemplated hereby.

         Section 5.8 Brokers. Except for Donaldson Lufkin & Jenrette Securities Corporation and Wasserstein Perella & Co., Inc. whose fees shall be paid by Parent, no agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or the Merger Subsidiary.

         Section 5.9 Capitalization. The authorized capital stock of Parent as of the date of this Agreement consists of 250 million shares of Parent Common Stock and 30 million shares of Parent preferred stock, of which 1,000,000 shares are designated as Series A Junior Participating Preferred Stock and 9,200,000 shares are designated as 6 3/4% Series C Cumulative Convertible Preferred Stock ("Series C Stock"). Parent has scheduled a special meeting of its shareholders at which it is seeking authorization to, among other things, increase the number of authorized shares of Parent Common Stock to 500 million. As of August 18, 1999, 64,864,145 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable, subject to Section 630 of the NYBCL; 99,556 shares of Parent Common Stock in its treasury; and 9,200,000 shares of the Series C Stock were validly issued and outstanding, fully paid and nonassessable subject to Section 630 of the NYBCL. There are no bonds, debentures, notes or other indebtedness issued or outstanding having general voting rights with respect to Parent. As of the date hereof, except for the Series C Stock, Parent's Rights Agreement, dated as of May 8, 1996, as amended, and securities issued or issuable thereunder, stock options to acquire an aggregate of 13,737,764 shares of Parent Common Stock ("Parent Stock Options") and options issued or to be issued pursuant to Parent's employee stock purchase plan from time to time and other rights and commitments described in the Parent's SEC Reports (as defined in Section 5.10 below), there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

         Section 5.10 Reports and Financial Statements.

         (a) Parent has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "Parent SEC Reports") required to be filed by it with the SEC since January 1, 1996. As of their respective dates, the Parent SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports. As of their respective dates and as of the date any information from such Parent SEC Reports has been incorporated by reference, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has filed all material contracts, agreements and other documents or instruments required to be filed as exhibits to the Parent SEC Reports.

         (b) The consolidated balance sheets of Parent as of December 31, 1998 and 1997 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998 (including the related notes and schedules thereto) contained in Parent's Form 10-K for the year ended December 31, 1998 present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes.

         (c) The consolidated balance sheets and the related statements of earnings and cash flows (including, in each case, the related notes thereto) of Parent contained in the Form 10-Q for the quarterly period ended June 30, 1999 (the "Parent Quarterly Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with GAAP. The Parent Quarterly Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the consolidated financial position, results of operations and cash flows of Parent for all periods presented therein.

         Section 5.11 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports, since June 30, 1999, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Parent's capital stock, or, any redemption, purchase or other acquisition of any of its capital stock, (ii) any split, combination or reclassification of any of the Parent's capital stock or, except with respect to Parent Stock Options, any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Parent's capital stock, or (iii) any material change in accounting methods, principles or practices by Parent, except insofar as may have been concurred in by the Parent's independent public accountants or required by a change in GAAP.



                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1 Conduct of the Business Pending the Merger

         (a) From and after the date hereof, prior to the Effective Time, except as contemplated by this Agreement or unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and to use reasonable efforts to conduct their business in a manner consistent with the budgets and plans heretofore made available to Parent, and shall cause its subsidiaries to, use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and on-going businesses shall not be impaired in any material respect at the Effective Time. Unless Parent shall otherwise agree in writing, prior to the Effective Time, the Company shall not and shall not permit its subsidiaries to:

                  (i) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect subsidiary of the Company to its parent(s), split, combine or reclassify any of its capital stock or, other than pursuant to the exercise of

                  Company Stock Options or ESPP Options outstanding on the date of this Agreement, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or except as permitted by clause (ii) below, purchase, redeem or otherwise acquire, other than pursuant to the exercise of Company Stock Options or ESPP Options outstanding on the date of this Agreement, any shares of capital stock of the Company or any of its subsidiaries or any other equity securities thereof or any rights, warrants, or options to acquire any such shares or other securities other than purchases, redemptions or acquisitions of equity securities of wholly-owned subsidiaries of the Company or rights, warrants or options to acquire such securities;

                  (ii) except for issuances of capital stock of the Company's subsidiaries to the Company or a wholly-owned subsidiary of the Company, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock including any Company Options other than 12,000 options at fair market value on the date of issuance to the prospective employee listed on
                  Schedule 6.1(a) or any ESPP Options, any other voting securities of the Company or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options or ESPP Options outstanding on the date of this Agreement) or amend the terms of any such securities, rights, warrants or options;

                  (iii) amend its Certificate of Incorporation or By-Laws or comparable organizational documents of any of its subsidiaries or Ventures;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except, in any such case, in the ordinary course of business, and except transactions between a wholly-owned subsidiary of the Company and the Company or another wholly-owned subsidiary of the Company;

                  (v) subject to a Lien or sell, lease or otherwise dispose of any of its material properties or assets, including the Ventures and Other Investments, except in the ordinary course of business and except transactions between a wholly-owned subsidiary of the Company and the Company or another wholly-owned subsidiary of the Company;

                  (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person (other than indebtedness to, guarantees of, or issuances or sales to the Company or a wholly-owned subsidiary of the Company), or enter into any "keep well" or other agreement to maintain any financial condition of another person, except, in any such case, for borrowings or other transactions incurred in the ordinary course of business including to repay existing indebtedness pursuant to the terms thereof, or except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect subsidiary of the Company or settle or compromise any material claims or litigation;

                  (vii) authorize any of, or commit or agree to take any of, the foregoing actions.

         (b) The Company shall promptly provide the Parent copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. The Company shall, before settling or compromising any material income tax liability of the Company or any of its subsidiaries, consult with Parent and its advisors as to the positions and elections that will be taken or made with respect to such matter.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.1 Access to Information.

         (a) From the date hereof through the Effective Time or earlier termination of this Agreement in accordance with its terms, the Company and its subsidiaries shall afford to Parent and Parent's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent shall hold, and shall cause its employees, agents and representatives to hold, in confidence all "Confidential Information" in accordance with the terms of the Mutual Nondisclosure Agreement, dated May 24, 1999 between Parent and the Company ("Confidentiality Agreement"), which shall remain in full force and effect in accordance with the terms thereof, including, without limitation, in the event of termination of this Agreement. No investigation pursuant to this Section 7.1(a) shall limit any representation or warranty of the Company.

         (b) From the date hereof through the Effective Time or earlier termination of this Agreement in accordance with its terms, Parent shall afford to the Company and the Company's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to the Company (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request. The Company shall hold, and shall cause its employees, agents and representatives to hold, in confidence all "Confidential Information" in accordance with the terms of the Confidentiality Agreement, which shall remain in full force and effect in accordance with the terms thereof, including, without limitation, in the event of termination of this Agreement. No investigation pursuant to this Section 7.1(b) shall limit any representation or warranty of Parent.

         (c) As soon as practicable after the date hereof, the Company shall use its best efforts to cooperate and assist Parent and Parent's independent public accountants in the compilation and preparation of all financial statements and financial statement schedules of the Company prepared in accordance with GAAP and reports and consents of the Company's independent public accountants as may be necessary or deemed advisable by Parent to comply with SEC reporting and disclosure requirements. The Company shall deliver to Parent's independent public accountants and/or the Company's independent public accountants all engagement letters and management representation letters as may be reasonably requested by Parent or such accountants. The Company shall use its best efforts to cause its independent public accountants to cooperate with and assist Parent and its independent public accountants in the preparation of the financial statements contemplated by this Section 7.1(c).


         Section 7.2 Company Special Meeting. The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene the Company Special Meeting as promptly as reasonably practicable after the date on which the definitive Prospectus/Proxy Statement' has been mailed to the Company's stockholders for the purpose of considering and taking action upon the Merger and this Agreement.

         Section 7.3 Revolving Credit Facility. Parent and Merger Subsidiary will cooperate with the Company to provide for the payment of the Company's $75 million revolving credit facility (the "Credit Facility") at or prior to Closing.

         Section 7.4 Public Announcements. On or before the Closing Date, Parent and the Company shall not (nor shall they permit any of their respective Affiliates to), without prior consultation with the other party and such other party's review of and consent to any public announcement concerning the transactions contemplated by this Agreement, issue any press release or make any public announcement with respect to such transactions during such period, and Parent and the Company shall, to the extent practicable, allow the other party reasonable time to review and comment on such release or announcement in advance of its issuance and use reasonable efforts in good faith to reflect the reasonable and good faith comments of such other party, provided, however, no party shall be prevented from making any disclosure required by law at the time so required because of any delay on the part of the other party. The parties intend that the initial announcement of the terms of the transactions contemplated by this Agreement shall be made by joint press release of Parent and the Company.

         Section 7.5 Indemnification of the Company's Directors and Officers and Insurance. Parent agrees that all rights to indemnification existing as of the date of this Agreement in favor of any director, officer, employee or agent of the Company and its subsidiaries (the "Indemnified Parties") as provided in their respective Certificate of Incorporation, By-laws or comparable organizational documents or in indemnification agreements with the Company or any of its subsidiaries, or otherwise in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims, shall continue until final disposition of any and all such claims. Without limiting the generality of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring prior to or at the Effective Time, Parent shall cause the Surviving Corporation to pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Surviving Corporation shall cause to be maintained in effect for a period of three years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        Section 7.6  Efforts; Consents.

        (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Merger and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of the Company, Merger Subsidiary and Parent shall make or cause to be made all required filings with or applications to Governmental Entities (including under the Securities Act, the Exchange Act and the HSR Act and to state and local Governmental Entities with respect to any transfers of Company Permits), and use its best efforts to (i) obtain all necessary consents of all Governmental Entities and other third parties, necessary for the parties to consummate the transactions contemplated hereby,
(ii) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iii) fulfill all conditions to this Agreement.

        (b) Without limiting the foregoing, the Company and Parent shall use their best efforts and cooperate in promptly preparing and filing as soon as practicable, and in any event within five business days of executing this Agreement, (i) notifications under the HSR Act, (ii) notifications or other filings under the merger control statutes of any other applicable jurisdictions in connection with the Merger and the other transactions contemplated hereby, and to respond as promptly as practicable to any inquiries or requests received from the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the other Governmental Entities for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any Governmental Entity in connection with antitrust matters or matters relating to the Company Permits. Each of Parent, Merger Subsidiary and the Company, to the extent applicable, further agrees to file contemporaneously with the filing of the applications any requests for waivers of applicable FCC rules or rules or regulations of other Governmental Entities as may be required to expeditiously prosecute such waiver requests and to diligently submit any additional information or amendments for which the FCC or any other relevant Governmental Entity may ask with respect to such waiver requests.

         Section 7.7 Notice of Breaches. The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement which has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         Section 7.8 Transfer and Gains Taxes and Certain Other Taxes and Expenses. Parent and Merger Subsidiary agree that the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger without any offset, deduction, counterclaim or deferment of the payment of the Merger Consideration.



         Section 7.9 Acquisition Proposals.

         (a) The Company agrees that it shall not nor shall any of its subsidiaries or any of the officers and directors of the Company or its subsidiaries nor any of its or its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries), directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or more than 10% of the Company Common Stock or the assets or capital stock of any of its subsidiaries (any such proposal or offer (other than a proposal or offer made by Parent or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall direct and use its best efforts to cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding the foregoing, the Company or its Board of Directors shall be permitted, in response to an unsolicited bona fide written Acquisition Proposal by any Person, to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that: (i) the Company Special Meeting shall not have occurred; (ii) the Board of Directors of the Company concludes in good faith that such Acquisition Proposal could reasonably be expected to constitute a Superior Proposal (as defined in Section 10.8(a) below); (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Company Board of Directors receives from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement; and (iv) at least two days prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of the Company notifies Parent promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. The Company agrees that it will keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 7.9 of the obligations undertaken in this Section 7.9 and that any breach of the provisions of this Section 7.9 by any officer or director of the Company or its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of the Company or its subsidiaries will be deemed a breach by the Company.

         (b) Except as permitted in this Section 7.9, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, or take any action not explicitly permitted by this Agreement that would be inconsistent with, the approval or recommendation by such Board of Directors or such committee of the transactions contemplated by this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that prior to the vote on the transactions at the Company Special Meeting, the Board of Directors of the Company determines in good faith, that an Acquisition Proposal constitutes a Superior Proposal, the Board of Directors of the Company may (x) withdraw or modify its approval or recommendation of the Transactions in connection with the Company Special Meeting, (y) approve or recommend a Superior Proposal and (z) if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to such Superior Proposal but, in each of the case, only at a time that is after: (A) the fifth (5th) day following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal, and advising Parent that the Board of Directors, of the Company has determined that it will no longer recommend approval of the Transactions; (B) the Company has paid the Termination Fee (as defined in Section 9.3(b)) to Parent; and (C) the Company has terminated this Agreement in accordance with its terms.

         Section 7.10 Related Agreements. Simultaneously with the execution and delivery of this Agreement, or as otherwise provided in this Section 7.10, and as material consideration for the execution and delivery of this Agreement by Parent and Merger Subsidiary, each of the executive officers and the other Persons listed on Schedule 7.10(a) to this Agreement is entering into a stockholders' voting and proxy agreement pursuant to which such Persons agree to vote the shares of the Company Common Stock owned by them in favor of the Company Proposal at the Company Special Meeting and provide the proxies named therein with such Person's irrevocable proxy with respect to such vote (collectively, the "Related Agreements").

         Section 7.11 Employee Benefits.

         (a) Parent shall cause the employees of the Company and its subsidiaries (collectively, the "Company Employees") to be covered under the Parent's "employee benefit plans" as defined in ERISA ("Parent Benefit Plans") and for at least two years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide benefits, in the aggregate, that are no less favorable than the benefits provided, in the aggregate, under such Parent Benefit Plans immediately prior to the Effective Time to the Company Employees. Notwithstanding the foregoing, nothing herein shall require: (A) the continuation of any Company Benefit Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in the preceding sentence); or (B) require Parent or the Surviving Corporation to continue or maintain any stock purchase or other equity plan related to the equity of the Company or the Surviving Corporation or to change the eligibility requirements of any stock or other equity plan of Parent; or (C) constitute any obligation on the part of Parent, the Surviving Corporation or any of their Affiliates to change the employment status of any of the Company Employees to other than "at will."

         (b) With respect to any Parent Benefit Plans in which the Company Employees participate effective as of the Closing Date, Parent shall, or shall cause the Surviving Corporation to, to the extent permitted under the Parent Benefits Plans: (A) not impose any limitations more onerous than those currently in effect as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under which any welfare benefit plan in which such employees may be eligible to participate after the Effective Time, (B) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service of the Company Employees with the Company for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any benefit plan in which such employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable Company Benefit Plan immediately prior to the Closing Date.

         Section 7.12 Nasdaq Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of the Company Stock Options to be approved for quotation, upon official notice of issuance on the Nasdaq National Market.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock at the Company Special Meeting;

         (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any other material Consents from Governmental Entities and other third parties which in any case are required to be received prior to the Effective Time with respect to the transactions contemplated hereby shall have been received;

         (c) The shares of Parent Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the Nasdaq National Market upon official notice of issuance;

         (d) The Registration Statement shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC; and

         (e) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction; provided, however, that the parties shall comply with the provisions of Section 7.6 and shall further use their best efforts to cause any such order, judgment, decree, injunction or ruling to be vacated or lifted.

         Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived by the Company, that:

         (a) The representations and warranties of Parent and Merger Subsidiary contained in this Agreement that are modified by materiality or Parent Material Adverse Effect shall be true and correct in all respects, and those that are not so modified shall be true and correct in all material respects, on the date hereof and as of the Effective Time as if made at the Effective Time (except such representations and warranties made as of a specific date which need only be true as written as of such date). The Company shall have received a certificate of an authorized officer of Parent and Merger Subsidiary, on behalf of Parent and Merger Subsidiary, to such effect.

         (b) Parent and Merger Subsidiary shall have performed or complied with all agreements and covenants required to be performed by each of them under this Agreement at or prior to the Effective Time in all material respects, and the Company shall have received a certificate of an authorized officer of Parent and Merger Subsidiary, on behalf of Parent and Merger Subsidiary, to such effect.

         (c) The Company shall have received from Arent Fox Kintner Plotkin & Kahn, PLLC, or other counsel reasonably acceptable to the Company, on the Closing Date, a written opinion dated as of such date that the Merger qualifies as a reorganization within the meaning of Section 368(a)(2)(D) of the Code.

         (d) The Credit Facility shall have been paid.

         Section 8.3 Conditions to Obligations of Parent and Merger Subsidiary to Effect the Merger. The obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived by Parent:


         (a) The representations and warranties of the Company contained in this Agreement that are modified by materiality or Company Material Adverse Effect shall be true and correct in all respects, and those that are not so modified shall be true and correct in all material respects, on the date hereof and as of the Effective Time as if made at the Effective Time (except such representations and warranties made as of a specific date which need only be true as written as of such date and except that the representations set forth in Section 4.2 shall be true and correct in all respects). Parent shall have received a certificate of an authorized officer of the Company, on behalf of the Company, to such effect.

         (b) The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time in all material respects, other than the covenants with respect to issuance of shares of Company capital stock, Company Options and ESPP Options which shall be complied with as set forth in Section 6.1(a)(i) and (ii), and Parent shall have received a certificate of an authorized officer of the Company, on behalf of the Company, to such effect.

         (c) Parent shall have received from Nixon Peabody LLP, on the Closing Date, a written opinion dated as of such date that the Merger qualifies as a reorganization within the meaning of Section 368(a)(2)(D) of the Code.

         (d) The Related Agreements have been executed and delivered by the respective parties thereto and continue in full force and effect.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

         (a) by mutual written consent of Parent and the Company;

         (b) by the Company, upon a material breach of this Agreement on the part of Parent or Merger Subsidiary which has not been cured and which would cause the condition set forth in Section 8.2 to be incapable of being satisfied by February 29, 2000;

         (c) by Parent, upon a material breach of this Agreement on the part of the Company set forth in this Agreement which has not been cured and which would cause the conditions set forth in Section 8.3 to be incapable of being satisfied by February 29, 2000;

         (d) by Parent or the Company if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling, after reasonable efforts on the part of Parent and the Company to resist, resolve or lift, which permanently restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable;

         (e) by either Parent or the Company if the Merger shall not have been consummated on or before February 29, 2000 (the "Upset Date") provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement;

         (f) by either Parent or the Company if the Company Special Meeting (including as it may be adjourned from time to time) shall have concluded without the Company having obtained the required stockholder approval of this Agreement and the transactions contemplated hereby;

         (g) by Parent if the Board of Directors of the Company, prior to the Company Special Meeting (i) shall withdraw or modify in any adverse manner the Company Board Approval, (ii) shall approve or recommend a Superior Proposal pursuant to Section 7.9 or (iii) shall resolve to take any of the actions specified in clauses (i) or (ii) above; or

         (h) by the Company at any time prior to the Company Special Meeting, upon five business days' prior notice to Parent, if the Board of Directors of the Company shall approve a Superior Proposal; provided, however, that (i) the Company shall have complied with Section 7.9, (ii) the Board of Directors of the Company shall have concluded in good faith, after giving effect to all concessions which may be offered by Parent pursuant to clause (iii) below, on the basis of the advice of its financial advisors and outside counsel, that such proposal is a Superior Proposal and (iii) prior to any such termination, the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated hereby; provided, however, that it shall be a condition to termination by the Company pursuant to this Section 9.l(h) that the Company shall have made the payment of the Termination Fee to Parent required by Section 9.3(b).


         Section 9.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 9.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of any of the Company, Parent or Merger Subsidiary or their respective officers or directors; provided that Sections 4.22 (Brokers); 5.8 (Brokers); the second sentence of 7.1(a) (Confidentiality), the second sentence of 7.1(b) (Confidentiality); Section 7.9 to the extent the Company is required to pay the Termination Fee until such Fee is paid; this Section 9.2, 9.3 (Fees and Expenses); and 10.6 (Governing Law) shall survive the termination and remain in full force and effect and; provided, further, that (i) each party shall remain liable for any willful breaches of such party's covenants hereunder or intentional or willful breaches of such party's representations and warranties hereunder prior to its termination, and (ii) Parent and the Company shall share equally the fees and expenses incurred in connection with the filing and printing of the Proxy Statement/Prospectus (including any preliminary proxy statement/ prospectus) and the filing fees under the HSR Act.

         Section 9.3 Fees and Expenses.

         (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except as otherwise provided in Section 7.8 and Section 9.2.

         (b) Parent and the Company agree that the Company shall pay to Parent the sum of $15,000,000 (the "Termination Fee") solely as follows: (i) if Parent shall terminate this Agreement pursuant to Section 9.1(g)(ii) or if the Company shall terminate this Agreement pursuant to Section 9.1(h), (ii) if (A) the Company or Parent shall terminate this Agreement pursuant to Section 9.1(f) due to the failure of the Company's stockholders to approve and adopt this Agreement, (B) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal with respect to the Company and (C) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, or (iii) if
(A) Parent shall terminate this Agreement pursuant to Section 9.1(c) or 9.1(e) or Section 9.1(g)(i) or 9.1(g)(iii) or the Company or Parent shall terminate this Agreement pursuant to Section 9.1(d), (B) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal, (C) following the existence of such Acquisition Proposal and prior to any such termination, the Company shall have intentionally breached (and not cured after notice thereof) any of its material covenants or agreements set forth in this Agreement in any material respect, and (D) within 12 months of any such termination of this Agreement, the Company shall enter into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated.

         (c) The Termination Fee required to be paid pursuant to Section 9.3(b) shall be made prior to, and shall be a pre-condition to the effectiveness of termination of this Agreement by the Company pursuant to Section 9.1(h). Any other payment required to be made shall be made to Parent not later than two business days after the entering into of a definitive agreement with respect to, or the consummation of, an Acquisition Proposal, as applicable. All payments under this Section 9.3 shall be made by wire transfer of immediately available funds to an account designated by Parent.

         Section 9.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the stockholders of the Company, but, after such approval, no amendment shall be made which (i) changes the form or decreases the amount of the Merger Consideration, (ii) in any way materially adversely affects the rights of the Company's stockholders or (iii) under applicable law would require approval of the Company's stockholders, in any such case referred to in clauses (i), (ii) and (iii), without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.5 Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 Non-Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement shall not survive the Merger.

         Section 10.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Company:

                  Transaction Network Services, Inc.

                  1939 Roland Clarke Place
                  Reston, VA 20191
                  Attention: John J. McDonnell, III,
                             General Counsel and Secretary
                  Telecopy No.: (703) 453-8397

         With copies to:

                  Arent Fox Kintner Plotkin & Kahn, PLLC
                  1050 Connecticut Avenue, N.W.
                  Washington, DC 20036-5339
                  Attention:  Jeffrey E. Jordan, Esq.
                  Telecopy:  (202) 8576395

         If to Parent or Merger Subsidiary:

                  PSINet Inc.                        Courier:
                   510 Huntmar Park Drive            11180 Sunrise Valley Drive
                   Herdon, VA 22070                  Reston, VA 20191
                  Attention:  David N. Kunkel
                               Executive Vice President, General Counsel
                  Telecopy: (703) 904-9527

         With a copy to:

                  Nixon Peabody LLC
                  437 Madison Avenue
                  New York, NY 10022
                  Attention:  Richard F. Langan, Jr., Esq.
                  Telecopy:  (212) 940-3111

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

         Section 10.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

         Section 10.4 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         Section 10.5 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights, except for the provisions of Article III and Section 7.5.

         Section 10.6 Governing Law. This Agreement, except to the extent that provisions of Delaware Law (with respect to the Merger only) are mandatorily applicable to the Merger and the rights of the stockholders of the Company, shall be governed in all respects by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law). The exclusive venue for the adjudication of any dispute or proceeding arising out of this Agreement or the performance thereof shall be the courts located in the County of New York, State of New York and the parties hereto and their affiliates each consents to and hereby submits to the jurisdiction of any court located in the County of New York, State of New York or Federal courts in the Southern District of New York.

         Section 10.7 Headings; Disclosure. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any disclosure by the Company or Parent in any portion of its respective Disclosure Schedule shall be deemed disclosure in each other portion of such Disclosure Schedule.

         Section 10.8 Certain Definitions and Rules of Construction.

         (a) As used in this Agreement:

         "Affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

         "Acquisition Agreement" has the meaning set forth in Section 7.9(b).

         "Acquisition Proposal" has the meaning set forth in Section 7.9(a).

         "Agreement" has the meaning set forth in the preamble to this Agreement.

         "Business Combination" has the meaning set forth in Section 3.1(m).

         "Cash Consideration" has the meaning set forth in Section 3.1(c).

         "Cash Election" has the meaning set forth in Section 3.1(d).

         "Cash Election Number" has the meaning set forth in Section 3.1(d).

         "Cash Election Shares" has the meaning set forth in Section 3.1(e).

         "Cash Fraction" has the meaning set forth in Section 3.1(e).

         "Certificate of Merger" has the meaning set forth in Section 1.3.

         "Certificates" has the meaning set forth in Section 3.2.

         "Closing Date" has the meaning set forth in Section 1.2.

         "Code"  has the meaning set forth in Section 3.6.

         "Company" has the meaning set forth in the preamble to this Agreement.

         "Company Benefit Plans" has the meaning set forth in Section 4.9.

         "Company Board Approval" has the meaning set forth in Section 4.23.

         "Company Common Stock" has the meaning set forth in Section 3.1(b).

         "Company Disclosure Schedule" has the meaning set forth in Article IV, Introduction.

         "Company Employees" has the meaning set forth in Section 7.11.

         "Company Intellectual Property Rights" has the meaning set forth in
Section 4.16(a).

         "Company Financial Statements" has the meaning set forth in Section 4.5(b).

         "Company Material Adverse Effect" shall be an event or occurrence or series of events or occurrences which individually or in the aggregate with all other events or occurrences would be reasonably likely to have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, other than any change, circumstances or effect relating to (i) the economy or securities markets in general or (ii) the industries in which the Company operates in general and not specifically relating to the Company.

         "Company Material Contract" has the meaning set forth in Section 4.14.

         "Company Permits" has the meaning set forth in Section 4.12.

         "Company Proposal" has the meaning set forth in Section 3.5(a).

         "Company Real Property Rights" has the meaning set forth in Section
4.15.

         "Company Quarterly Financial Statements" has the meaning set forth in
Section 4.5(c).

         "Company SEC Reports" has the meaning set forth in Section 4.5(a).

         "Company Special Meeting" has the meaning set forth in Section 3.5(a).

         "Company Stock Options" has the meaning set forth in Section 4.2(a).

         "Company's Financial Advisor" has the meaning set forth in Section
4.2.3.

         "Confidentiality Agreement" has the meaning set forth in Section
7.1(a).

         "Consent" has the meaning set forth in Section 4.4(b).

         "Credit Facility" has the meaning set forth in Section 7.3.

         "Delaware Law" has the meaning set forth in Section 1.3.

         "Dissenting Shares" has the meaning set forth in Section 3.1(n).

         "Effective Time" has the meaning set forth in Section 1.3.

         "Election" has the meaning set forth in Section 3.1(h).

         "Election Deadline" has the meaning set forth in Section 3.1(k).

         "Environmental Law" has the meaning set forth in Section 4.19.

         "ERISA" shall have the meaning set forth in Section 4.9(a).

         "ERISA Affiliate" has the meaning set forth in Section 4.9(a).

         "ESPP Options" has the meaning set forth in Section 4.2(a).

         "Exchange Act" has the meaning set forth in Section 3.5(c).

         "Exchange Ratio" has the meaning set forth in Section 3.1(a).

         "Form of Election" has the meaning set forth in Section 3.1(d).

         "GAAP" has the meaning set forth in Section 4.5(b).

         "Governmental Entity" has the meaning set forth in Section 5.4(b)

         "HSR Act" has the meaning set forth in Section 4.4(b).

         "Hazardous Substance" has the meaning set forth in Section 4.19.

         "Indemnified Parties" has the meaning set forth in Section 7.5.

         "Information Technology" has the meaning set forth in Section 4.16(c).

         "IRS" has the meaning set forth in Section 4.9.

         "Knowledge" or any other formulation of "knowledge" shall mean, the knowledge of the Company's senior executive officers with respect to the Company, and with respect to Parent and Merger Subsidiary, the knowledge of Parent's senior executive officers.

         "Lien" has the meaning set forth in Section 4.4(a).

         "Merger" has the meaning set forth in the preamble to this Agreement.

         "Merger Consideration" has the meaning set forth in Section 3.1(a).

         "Merger Subsidiary" has the meaning set forth in the preamble to this Agreement.

         "Merger Subsidiary Common Stock" has the meaning set forth in Section 3.1(a).

         "Mixed Consideration" has the meaning set forth in Section 3.1(c).

         "Mixed Election" has the meaning set forth in Section 3.1(h).

         "NYBCL" has the meaning set forth in Section 3.1(c).

         "No Election Shares" has the meaning set forth in Section 3.1(j).

         "Non-U.S. Benefit Plans" has the meaning set forth in Section 4.9(l).

         "Other Investments" has the meaning set forth in Section 4.2(c).

         "Parent" has the meaning set forth in the preamble to this Agreement.

         "Parent Benefit Plans" has the meaning set forth in Section 7.11.

         "Parent Common Stock" has the meaning set forth in Section 3.1(c).

         "Parent Disclosure Schedule" has the meaning set forth in Article V, Introduction.

         "Parent Material Adverse Effect" shall be an event or occurrence or series of events or occurrences which individually or in the aggregate with all other events or occurrences would be reasonably likely to have a material adverse effect on the business, operations, financial condition or results of operations of Parent and its subsidiaries taken as a whole, other than any change, circumstances or effect relating to (i) the economy or securities markets in general or (ii) the industries in which Parent operates in general and not specifically relating to Parent.

         "Parent Quarterly Financial Statements" has the meaning set forth in
Section 5.10(c).

         "Parent SEC Reports" has the meaning set forth in Section 5.10(a).

         "Paying Agent" has the meaning set forth in Section 3.1(i).

         "Person" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

         "Prospectus/Proxy Statement" has the meaning set forth in Section
3.5(a).

         "Qualified Plans" has the meaning set forth in Section 4.9.

         "Registration Statement" has the meaning set forth in Section 3.5(a).

         "Related Agreements" has the meaning set forth in Section 7.10.

         "Representative" has the meaning set forth in Section 3.1(d).

         "SEC" has meaning set forth in Section 3.5(a).

         "Securities Act" has the meaning set forth in Section 3.5(a).

         "Series C Stock" has the meaning set forth in Section 5.9.

         "Significant Subsidiaries" means subsidiaries within the meaning of Regulation S-X under the Exchange Act, which in the case of references to the Significant Subsidiaries of Parent, shall include Merger Subsidiary.

         "Stock Consideration" has the meaning set forth in Section 3.1(c).

         "Stock Election" has the meaning set forth in Section 3.1(f).

         "Stock Election Number" has the meaning set forth in Section 3.1(f).

         "Stock Election Shares" has the meaning set forth in Section 3.1(g).

         "Stock Fraction" has the meaning set forth in Section 3.1(g).

         "Subsidiary" or "Subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Superior Proposal" means a bona fide unsolicited written Acquisition Proposal to acquire more than 50% of the voting power of the shares of the Company Common Stock then outstanding or all or substantially all the assets of the Company for consideration consisting of cash and/or securities which the Board of Directors of the Company concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is materially more favorable to the Company's stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed, including, without limitation, a conclusion that its financing, to the extent required, is then committed or is in the good faith judgment of the Board of Directors of the Company, reasonably capable of being financed by such third party.

         "Surviving Corporation" has the meaning set forth in Section 1.1.

         "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers' compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity.

         "Termination Fee" has the meaning set forth in Section 9.3(b).

         "Upset Date" has the meaning set forth in Section 9.1(e).

         "Ventures" has the meaning set forth in Section 4.2(c).

         "Violation" has the meaning set forth in Section 4.4(a) and "Violate" shall have a correlative meaning.

         "Year 2000 Ready" has the meaning set forth in Section 4.16(c).

         (b) Other Rules of Construction.

                  (i) References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements.

                  (ii) The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement.

                  (iii) This Agreement is the joint drafting product of Parent and the Company and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

                  (iv) Each case in this Agreement where a contract or agreement is represented or warranted to be enforceable will be deemed to include as a limitation to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether applied in equity or at law.

                  (v) All references in the Agreement to financial terms shall be deemed to refer to such terms as they are defined under GAAP, consistently applied.

         Section 10.9 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         Section 10.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         IN WITNESS WHEREOF, Parent, Merger Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                     PARENT

                                     PSINET INC.


                                     By /s/ William L . Schrader
                                          --------------------------------
                                           William L. Schrader
                                           Chairman and Chief Executive Officer



                                     MERGER SUBSIDIARY

                                     PSINET SHELF I, INC.


                                     By /s/ William L . Schrader
                                          --------------------------------
                                           William L. Schrader
                                           Chairman



                                     COMPANY
                                     TRANSACTION NETWORK SERVICES, INC.


                                     By /s/ John J .McDonnell,Jr.
                                            ---------------------------------
                                     Title:  John J. McDonnell, Jr.

Disclosure schedules delivered by the parties contain certain information required by the text of the Agreement. PSINet Inc. will file such schedules with the Securities and Exchange Commission as supplemental information, upon request.